UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 West Hill Street, Suite 400

Chicago, Illinois

(Address of Principal Executive Offices)

60610

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In recognition of his leadership, contributions, long service and dedication to the Company, on June 1, 2026, George Archos, the Chair, Chief Executive Officer and President of Verano Holdings Corp. (the “Company”) received (i) a $2,500,000 cash bonus and (ii) an award of 2,500,000 restricted stock units (“RSUs”) issued under the Verano Holdings Corp. Stock and Incentive Plan (the “Equity Plan”), which immediately vested into 2,500,000 shares of the Company’s common stock, par value $0.001.

On June 1, 2026, Mr. Archos also cancelled his employment agreement with the Company which he entered into over five years ago in February 2021. Mr. Archos is continuing in his roles as Chair, Chief Executive and President of the Company. On the same day, Mr. Archos’ base salary was increased to $650,000 retroactive to January 1, 2026, and Mr. Archos received annual awards under the Company’s long-term incentive program comprised of (i) RSUs issued under the Equity Plan with a grant date value equal to $568,750 and (ii) cash with a grant date value of $568,750, both of which vest in three equal installments over three years and are conditioned on his continued employment with the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026	VERANO HOLDINGS CORP.

/s/ Laura Marie Kalesnik
Laura Marie Kalesnik
Chief Legal Officer,
General Counsel and Secretary

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